Exhibit No. (a)(1)(F)

INSTRUCTION FORM

With Respect to the Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

EDAC TECHNOLOGIES CORPORATION,

a Wisconsin corporation

at

$17.75 NET PER SHARE

Pursuant to the Offer to Purchase dated March 26, 2013

by

GB Aero Engine Merger Sub Inc., a Wisconsin corporation

and a wholly-owned subsidiary of

GB Aero Engine LLC, a Delaware limited liability company

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 26, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by GB Aero Engine Merger Sub Inc., a Wisconsin corporation (the “Purchaser”) and a direct wholly-owned subsidiary of GB Aero Engine LLC, a Delaware limited liability company (“Parent”), to purchase all outstanding shares of common stock, par value $0.0025 per share (the “Shares”), of EDAC Technologies Corporation, a Wisconsin corporation, at a purchase price of $17.75 per Share, net to the seller in cash without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:              SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated: , 2013

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